UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 29, 2017

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000
Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2017, Piper Jaffray & Co. (“PJ&Co.”), a wholly-owned subsidiary of Piper Jaffray Companies (the “Company”), entered into an amendment (the “First Amendment”) to the Amended and Restated Indenture (the “Indenture”), dated as of April 30, 2015, by and between PJ&Co. and The Bank of New York Mellon, as indenture trustee. The First Amendment, among other things, modifies the Company’s commercial paper program by increasing the maximum amount of senior secured commercial paper Series II-A notes issued by PJ&Co. (the “Series II-A CP Notes”) from $150 million to $200 million, and requiring PJ&Co. to maintain excess net capital of at least $100 million. The terms of the Series II-A CP Notes, the manner of their offering, and the covenants contained in the Indenture will otherwise remain substantially the same.

The foregoing description of the Indenture, the First Amendment and the Series II-A CP Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the First Amendment, copies of which are filed hereto as Exhibit 4.1 and 4.2, respectively, and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1	Amended and Restated Indenture (Secured Commercial Paper Notes — Series II), dated as of April 30, 2015, between Piper Jaffray & Co. and the Bank of New York Mellon.

4.2	First Amendment to Amended and Restated Indenture (Secured Commercial Paper Notes — Series II), dated as of September 29, 2017, between Piper Jaffray & Co. and the Bank of New York Mellon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: October 2, 2017	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer